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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT

    This will confirm the agreement by and among all the undersigned that the
Schedule 13D, and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of Assisted Living Concepts, Inc. is being filed on behalf of each of the undersigned. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date:   April 16, 1999

                                    LTC HEALTHCARE INC.,
                                    a Nevada corporation


                                    /s/ James J. Pieczynski
                                    -----------------------
                                    James J. Pieczynski,
                                    President and Chief Financial Officer



                                    LTC PROPERTIES, INC.,
                                    a Maryland corporation


                                    /s/ James J. Pieczynski
                                    -----------------------
                                    James J. Pieczynski,
                                    President and Chief Financial Officer


                                    /s/ Andre C. Dimitriadis
                                    ------------------------
                                    ANDRE C. DIMITRIADIS


                                    /s/ James J. Pieczynski
                                    -----------------------
                                    JAMES J. PIECZYNSKI

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